Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of February 1, 2005, by and between Federal Realty Investment Trust, a Maryland real estate investment trust (the “Company”), and Francis O. Day, III (the “Investor”), including successors, assigns and permitted transferees (collectively, “Holders” and individually, a “Holder”).

WHEREAS, James F. Whalen (“Whalen”) acquired 190,000 Common Shares (the “Registrable Securities”) from Loehmanns’s Plaza Limited Partnership in connection with the Investor’s prior redemption of his limited partnership interest in Loehmann’s Plaza Limited Partnership;

WHEREAS, the Company, the Investor and Whalen executed a letter agreement pursuant to which they agreed to negotiate in good faith and use reasonable best efforts to execute and deliver this Agreement in connection with Whalen’s acquisition of the Registrable Securities and further agreed on certain of the terms to be included in the Agreement;

WHEREAS, Whalen has advised the Company that he plans to transfer the Registrable Securities to the Investor pursuant to a preexisting agreement between Whalen and the Investor; and

WHEREAS, in consideration of the foregoing, Whalen, the Company and the Investor agree that it is appropriate and advisable for the Company to enter into this Agreement with the Investor rather than with Whalen;

NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Closing” shall mean the date on which the Investor acquired the Registrable Securities.

“Common Shares” shall mean the common shares of beneficial interest, par value $0.01 per share, of the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Person” shall mean an individual, partnership, corporation, limited liability company, trust, unincorporated organization or other legal entity or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in the Shelf Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, and in each case including all material incorporated by reference therein.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Selling Holder” shall mean any Holder who sells Registrable Securities pursuant to the Shelf Registration.

“Shelf Registration” shall mean the registration required to be effected pursuant to Section 2 hereof.

“Shelf Registration Statement” shall mean the registration statement of the Company (and any other entity required to be a registrant with respect to the Shelf Registration Statement pursuant to the requirements of the Securities Act), as the same may be amended or supplemented, filed in connection with the Shelf Registration.

2. Shelf Registration Under the Securities Act.

(a) As soon as reasonably practicable, but in no event later than the first anniversary of the date of the Closing, the Company agrees, subject to the terms of this Agreement, to file a registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration”) for the registration of the resale of all of the Registrable Securities (whether or not then issued) of each Holder. Each Holder agrees to provide in a timely manner information regarding any proposed distribution by such Holder of the Registrable Securities and such other information reasonably requested by the Company in connection with preparation of and for inclusion in the Shelf Registration Statement. Subject to the other terms hereof, the Company shall use commercially reasonable efforts to effect such a registration. If the Company is unable to file or obtain effectiveness of the Shelf Registration Statement for such Shelf Registration due to prohibitions under the applicable securities laws or interpretations thereof, it shall do so as soon as practicable thereafter. The Company agrees to use commercially reasonable efforts to keep the Shelf Registration Statement with respect to the Registrable Securities continuously effective for a period expiring on the earlier of (i) the date on which the Registrable Securities covered by the Shelf Registration Statement have been sold and (ii) one year following the initial effectiveness of the Shelf Registration Statement. The Company shall not be required to file more than one Shelf Registration Statement hereunder.

(b) The Investor will reimburse the Company for its out-of-pocket expenses incurred (including, however, the fees, costs and expenses of the Company’s in-house legal staff utilized) in connection with the negotiation, preparation and execution of this Agreement, the preparation of the Shelf Registration Statement, and, subject to compliance with applicable laws and regulations, obtaining and maintaining the effectiveness of the Shelf Registration Statement in accordance with this Agreement, including, without limitation, the Company Fees. The Investor shall make all such reimbursements to the Company within 30 days of receipt from the Company of an invoice, or other reasonably detailed notice, setting forth the amounts to be reimbursed. In addition, each Holder shall be responsible for the payment of any brokerage and sales commission, fees and disbursement of such Holder’s counsel and any transfer taxes relating to the sale or disposition of the Common Shares being sold by such Holder.

(c) Any Holder who receives a written request from the Company to supply written information reasonably necessary for the Company to complete the Shelf Registration Statement ten days thereafter, shall not be entitled to have its Registrable Securities included in the Shelf Registration Statement until such time as the Holder supplies the information in connection with either (i) the Company otherwise being required to amend the Shelf Registration Statement prior to such Shelf Registration Statement becoming effective or (ii) such Holder’s agreement to pay the costs of including such Holder’s securities in another registration statement being filed by the Company with respect to the resale of additional securities of the Company.

(d) During the period in which the Company is to use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective as set forth in the penultimate sentence of Section 2(a), the Investor agrees to sell no more than one-third of the Registrable Shares in any calendar month from and after the initial effectiveness of the Shelf Registration Statement.

3. Shelf Registration Procedures. In connection with the obligations of the Company with respect to the Shelf Registration Statement contemplated by Section 2 hereof, the Company shall:

(a) prepare and file with the SEC the Shelf Registration Statement, which Shelf Registration Statement shall (i) be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution by the Selling Holders thereof and (ii) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith;

(b) subject to the last sentence of this Section 3(b) and to Section 3(i) hereof, (i) prepare and file with the SEC such amendments to the Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the applicable period; (ii) cause the Prospectus to be amended or supplemented as required and to be filed as required by Rule 424 or any similar rule which may be adopted under the Securities Act; (iii) respond promptly to any comments received from the SEC with respect to the Shelf

Registration Statement or any amendment thereto; and (iv) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the Selling Holders thereof. Notwithstanding anything to the contrary contained herein, the Company shall not be required to take any of the actions described in Section 3(a), clauses (i), (ii) or (iii) in this Section 3(b), Section 3(d) or Section 3(i) with respect to each Holder of Registrable Securities for a period not to exceed ninety (90) days from the date of the Suspension Notice (as defined below) to the extent that the Company is in possession of material non-public information which the Board of Trustees in good faith deems advisable not to disclose or the Company is engaged in active negotiations or planning for a merger or material acquisition or disposition transaction and, in either case, the Company delivers written notice ( a “Suspension Notice”) to each such Selling Holder of Registrable Securities to the effect that it would be impractical or unadvisable to cause the Shelf Registration Statement or such filings to be made or to become effective or to amend or supplement the Shelf Registration Statement, and that such Selling Holder may not make offers or sales under the Shelf Registration Statement for a period not to exceed ninety (90) days from the date of such Suspension Notice; provided, however, that the Company may deliver only two such Suspension Notices within any twelve-month period;

(c) furnish to each Selling Holder of Registrable Securities as many copies of the Prospectus and any amendment or supplement thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; the Company consents to the use of the Prospectus and any amendment or supplement thereto by each such Selling Holder of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or amendment or supplement thereto;

(d) use its commercially reasonable efforts to (i) register or qualify the Registrable Securities by the time the Shelf Registration Statement is declared effective by the SEC under all applicable state securities or blue sky laws of such jurisdictions in the United States and its territories and possessions as any Holder of Registrable Securities covered by the Shelf Registration Statement shall reasonably request in writing, and (ii) keep each such Shelf Registration or qualification effective during the period the Shelf Registration Statement is required to be kept effective; provided, however, that in connection therewith, the Company shall not be required to (i) qualify as a foreign corporation to do business or to register as a broker or dealer in any such jurisdiction where it would not otherwise be required to qualify or register but for this Section 3(d), (ii) subject itself to taxation in any such jurisdiction or (iii) file a consent to general and unlimited service of process in any such jurisdiction where it would not otherwise be required to qualify or register but for this Section 3(d);

(e) notify each Holder of Registrable Securities promptly (i) when the Shelf Registration Statement and any post-effective amendments thereto have become effective, (ii) when any amendment or supplement to the Prospectus has been filed with the SEC, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statement or any part thereof or the initiation of any proceedings for that purpose, (iv) if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose and (v) of the happening of any event during the period the Shelf Registration Statement is effective as a result of which (A) the Shelf Registration Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(f) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement or any part thereof as promptly as possible;

(g) furnish to each Selling Holder of Registrable Securities, without charge, at least one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto, which shall include any prospectus or prospectus supplement contained therein and any other amendments thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(h) cooperate with the Selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend;

(i) subject to the last sentence of Section 3(b) hereof, upon the occurrence of any event contemplated by the last sentence of Section 3(b) or clause (v) of Section 3(e) hereof, use commercially reasonable efforts promptly to (i) prepare and file an amendment or a supplement to the Prospectus or any document incorporated therein by reference or prepare, (ii) file and obtain effectiveness of a post-effective amendment to the Shelf Registration Statement, or (iii) file any other required document, in any such case to the extent necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus as then amended or supplemented will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

(j) use commercially reasonable efforts to cause all Registrable Securities to be listed on any securities exchange on which similar securities issued by the Company are then listed;

(k) provide the CUSIP number for all Registrable Securities, not later than the effective date of the Shelf Registration Statement;

(l) use commercially reasonable efforts to make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

(m) otherwise use commercially reasonable efforts to comply with applicable rules and regulations of the SEC.

The Company may require each Selling Holder of Registrable Securities to furnish to the Company in writing such information regarding the proposed distribution by such Selling Holder of such Registrable Securities and other information as the Company may from time to time reasonably request in writing in connection therewith.

In connection with and as a condition to the Company’s obligations with respect to the Shelf Registration Statement pursuant to Section 2 hereof and this Section 3, each Selling Holder covenants and agrees that (i) it will not offer or sell any Registrable Securities under the Shelf Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated by Section 3(c) and notice from the Company that the Shelf Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 3(e); or (ii) upon receipt of any notice from the Company contemplated by Section 3(b) (in respect of the occurrence of an event contemplated by the last sentence of Section 3(b) or Section 3(e) (in respect of the occurrence of an event contemplated by clause (v) of Section 3(e)), such Selling Holder shall not offer or sell any Registrable Securities pursuant to the Shelf Registration Statement until such Selling Holder receives copies of the amended or supplemented Prospectus contemplated by Section 3(i) hereof and receives notice that any post-effective amendment has become effective, and, if so directed by the Company, such Selling Holder shall deliver to the Company all copies in its possession of the Prospectus as amended or supplemented at the time of receipt of such notice.

4. Indemnification; Contribution.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless each Holder and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Securities Act) as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever (or actions in respect thereof), as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment thereto) pursuant to which the Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever (or actions in respect thereof), as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever (or actions in respect thereof), as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing, defending against, negotiating the settlement of, or settling any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 4(a) does not apply to the Holder with respect to any loss, liability, claim, damage or expense to the extent arising out of (x) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Holder and stated to be expressly for use in the Shelf Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (y) the Holder’s failure to deliver an amended or supplemental Prospectus that was timely delivered to the Holder by the Company if such loss, liability, claim, damage or expense would not have arisen had such delivery by the Holder occurred.

(b) Indemnification by the Holder. In connection with the Shelf Registration Statement, each Holder shall indemnify and hold harmless the Company, and each of its trustees and officers (including each trustee and officer of the Company who signed the Shelf Registration Statement), and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 4(a) (including, without limitation, clause (y) thereof, and except that any settlement described in Section 4(a)(ii) shall be effected with the written consent of the Holder), but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or omission, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Holder and stated to be expressly for use in such Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto). Notwithstanding the provisions of this Section 4(b), the Holder shall not be required to indemnify the Company with respect to any amount in excess of the amount of the total net proceeds received by the Holder from sales of the Registrable Securities under the Shelf Registration Statement.

(c) Conduct of Indemnification Proceedings. The indemnified party shall give reasonably prompt notice to the indemnifying party of any action or proceeding commenced against it of which the indemnified party has actual knowledge and in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Section 4(a) or 4(b), unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to the indemnified party other than the indemnification obligation provided under Section 4(a) or 4(b). If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party’s own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that, if the indemnified party reasonably determines that a conflict of interest exists where it is advisable for the indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party shall be entitled to separate counsel at the indemnifying party’s expense. If the indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the proviso to the preceding sentence, the indemnifying party’s counsel shall be entitled to conduct the indemnifying party’s defense and counsel for the indemnified party shall be entitled to conduct the defense of the indemnified party, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible; provided, however, that counsel for the indemnified party shall not be required to take any action which would prejudice the defense of the indemnified party. If the indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party shall pay the reasonable fees and expenses of counsel for the indemnified party. In such event, however, the indemnifying party shall not be liable for any settlement effected without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. If an indemnifying party is entitled to assume, assumes, and notifies the indemnified party that it has assumed, the defense of such action or proceeding in accordance with this paragraph, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding after the indemnified party’s receipt of such notice.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 4 is for any reason held to be unenforceable although applicable in accordance with its terms, the Company and the Holder shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Holder, in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Holder, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.

The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 4(d), the Holder shall not be required to contribute any amount in excess of the amount of the total net proceeds received by the Holder from sales of the Registrable Securities under the Shelf Registration Statement. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 4(d), each Person, if any, who controls the Holder (within the meaning of Section 15 of the Securities Act) shall have the same rights to contribution as the Holder, and each trustee of the Company, each officer of the Company who signed the Shelf Registration Statement and each Person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act) shall have the same rights to contribution as the Company.

5. Rule 144 Sales.

(a) Compliance. The Company covenants that, so long as it is subject to the reporting requirements of the Exchange Act, it will file the reports required to be filed by it under the Exchange Act so as to enable any Holder to sell Registrable Securities pursuant to Rule 144 under the Securities Act.

(b) Cooperation with Holders. In connection with any sale, transfer or other disposition by any Holder of any Registrable Securities pursuant to Rule 144 under the Securities Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as the selling Holders may reasonably request. The Company’s obligation set forth in the preceding sentence shall be subject to the delivery, if requested by the Company or its transfer agent, of an opinion of counsel to such Holder, in form and substance reasonably satisfactory to the Company and its transfer agent, that such Securities Act legend need not appear on such certificate.

6. Miscellaneous.

(a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified, supplemented or waived, nor may consent to departures therefrom be given, without the written consent of the Company and the Holders of a majority of the outstanding Registrable Securities; provided, however, that no amendment, modification, supplement or waiver of, or consent to the departure from, the provisions of this Agreement, which has the purpose or effect of reducing, impairing or adversely affecting the right of any Holder, shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder of Registrable Securities. Notice of any such amendment, modification, supplement, waiver or consent adopted in accordance with this Section 6(a) shall be provided by the Company to each Holder of Registrable Securities at least thirty days prior to the effective date of such amendment, modification, supplement, waiver or consent.

(b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier or any courier guaranteeing overnight delivery, (i) if to a Holder, at such Holder’s registered address appearing on the share register of the Company or (ii) if to the Company, at 1626 East Jefferson Street, Rockville, Maryland 20852, Attn: Dawn M. Becker. All such notices and communications shall be deemed to have been received as follows: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; or at the time delivered if delivered by an air courier guaranteeing overnight delivery.

(c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding on the successors, assigns and transferees of each of the parties, including, without limitation, subsequent Holders. If any successor, assignee or transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the rights and benefits of this Agreement, and by taking and holding Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

(d) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to the conflicts of law provisions thereof.

(h) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

(i) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above

THE COMPANY:

FEDERAL REALTY INVESTMENT TRUST

By:	/s/ Dawn M. Becker
	Name:	Dawn M. Becker
	Title:	Executive Vice President – General Counsel and Secretary

INVESTOR:

/s/ Francis O. Day, III
Francis O. Day, III

AGREED AND ACCEPTED:

/s/ James F. Whalen
James F. Whalen

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